CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 20, 2005

(April 19, 2005)

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation

AXM Pharma, Inc. accepted an additional subscription in the amount of $300,000 today from 1 accredited investor pursuant to the private equity financing it announced yesterday, April 19, 2005.  Net proceeds from the offering after estimated costs and expenses, including fees of the placement agent and the additional subscription are approximately $3,067,500.  AXM has now issued a total of 6.85 Units pursuant to this financing.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

By: /s/ Chet Howard
Chet Howard, Chief Executive Officer